Exhibit 10.13

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
DECATUR MEDICAL OFFICE BUILDING
2712 LAWRENCEVILLE HIGHWAY, DECATUR, GEORGIA 30033
THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Agreement”) is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Buyer”), and GCS STEMMER PROPERTIES, LLC, a Georgia limited liability company (“Seller”).
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)    “Broker” shall mean Newmark Grubb Knight Frank, acting as Seller’s agent.
(b)    “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on the date that is five (5) business days after the last day of the Due Diligence Period (as defined herein), unless the Buyer waives the full Due Diligence Period and elects to close earlier by providing written notice thereof to Seller. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing.
(c)    “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM EDT on the date that is the earlier of thirty (30) days thereafter or the date on which Seller receives written notice of Buyer’s waiver of the Due Diligence Period. Seller shall deliver to Buyer all of the Due Diligence Materials (as defined in Section 6(b) within five (5) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period and the Closing Date shall be extended by one (1) day.
(d)     “Earnest Money” shall mean Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time of Closing, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.

(e)     “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.
(f)    “Escrow Agent” shall mean Stewart Title Guaranty Company, whose address is One Washington Mall - Suite 1400, Boston, MA 02108, Attention: Annette Comer, Telephone: 617-933-2441, Telecopy: 617-727-8372; E-Mail: acomer@stewart.com. The parties agree that the Escrow Agent and Buyer’s title agent, if any, shall be responsible for (x) organizing the issuance of the Title Commitment (hereinafter defined) and Title Policy (hereinafter defined), (y) preparation of the closing statement, and (z) collections and disbursement of the funds.
(g)    “Ground Lease” shall mean that Ground Lease Agreement dated November 16, 2007, pursuant to which Seller is the tenant and Ground Lessor is the landlord, and setting forth the terms and conditions under which Ground Lessor leases the Parking Lot Property to Seller, as evidenced by that certain Memorandum of Ground Lease dated November 16, 2007, and filed in Deed Book 20453, Page 676, Clerk of Superior Court, DeKalb County, Georgia.
(h)    “Ground Lessor” shall mean Redd Investments, LLC, a Georgia limited liability company.
(i)     “Lease” shall mean that certain Lease Agreement, dated as of October 14, 1992, by and between Bruce and Iris Feinberg, as predecessors-in-interest to Seller, as landlord, and Cancer Specialists of Georgia, P.C., as predecessor-in-interest to Georgia Cancer Specialists I, P.C., a Georgia professional corporation, (“Tenant”), as tenant; as amended by that certain Lease Amendment, dated as of October 24, 1993, by and between Bruce and Iris Feinberg and Cancer Specialists of Georgia P.C.; as affected by that certain Assignment and Assumption of Lease, dated as of August 15, 1995, by and between Cancer Specialists of Georgia, P.C., as assignor, PhyChoice, Inc., as predecessor-in-interest to Tenant, as assignee; as affected by that certain Assignment of Lease, dated as of _______ __, 1999, by and between Innovative Clinical Solutions, Ltd. (f/k/a/ Phymatrix Corporation), as assignor, and Tenant, as assignee; as amended by that certain Amendment to Lease Agreement, dated as of July 15, 2003, by and between I Partners, L.P., as predecessor-in-interest to Seller, as landlord, and Tenant, as tenant; and by that certain Amendment to Lease Agreement, dated as of April 15, 2009, by and between Seller, as landlord, and Tenant, as tenant.
(j)    “MOB Property” shall mean (1) that certain real property located at 2712 Lawrenceville Highway, Decatur, Georgia 30033, being more particularly described on Exhibit A-1, attached hereto and incorporated herein (the “MOB Real Property”), together with all buildings, facilities and other improvements thereon (collectively, the “ MOB Improvements”); (1) all right, title and interest of Seller under the Lease and all security deposits (if any) that Seller is holding pursuant to the Lease; (1) all right, title and interest of Seller in all machinery, furniture, lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems and other equipment used in connection with operation of the Real Property and the Improvements, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Real Property and Improvements, and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the

Improvements (collectively, the “Personalty”); (1) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the MOB Property or any portion thereof, or (1) any damage to the MOB Property or the MOB Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights-of-way, air and subsurface rights and appurtenances relating to any of the foregoing, including, without limitation, any reciprocal easement agreements and parking lot agreements; (f) to the extent they exist and are assignable, all right, title and interest of Seller in and to any warranties and guaranties respecting the MOB Improvements and Personalty; (g) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the MOB Real Property and the MOB Improvements, to the extent they exist and are transferable and assignable; (h) to the extent the same are assignable, all site plans, surveys, and plans which relate to the MOB Real Property; and (i) all right, title and interest of Seller in and to any tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the MOB Real Property and/or the MOB Improvements, but expressly excluding any such property to the extent owned by Tenant.
(k)    “Parking Lot Property” shall mean (a) the leasehold estate demised under the Ground Lease, that real property being more particularly described on Exhibit A-2, attached hereto and made a part hereof (the “Parking Lot Real Property”, the Parking Lot Real Property and the MOB Real Property are referred to herein, collectively, as the “Real Property”), together with all buildings, facilities and other improvements thereon (the “Parking Lot Improvements”, collectively with the MOB Improvements, the “Improvements”); (b) all right, title and interest of Seller under the Ground Lease; (c) all right, title and interest of Seller, if any, to any unpaid award for any taking or condemnation of the Parking Lot Property or any portion thereof, or any damage to the Parking Lot Property or the Parking Lot Improvements by reason of a change of grade of any street or highway; (d) all easements, licenses, rights-of-way, air and subsurface rights and appurtenances relating to any of the foregoing, including, without limitation, any reciprocal easement agreements and parking lot agreements; (e) to the extent they exist and are assignable, all right, title and interest of Seller in and to any warranties and guaranties respecting the Parking Lot Improvements; (f) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Parking Lot Real Property and the Parking Lot Improvements, to the extent they exist and are transferable and assignable; (g) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Parking Lot Real Property; and (h) all right, title and interest of Seller in and to any tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Parking Lot Real Property and/or the Parking Lot Improvements, but expressly excluding any such property to the extent owned by Tenant or Ground Lessor.
(l)    “Property” shall mean, individually and collectively, as context requires, the MOB Property and the Parking Lot Property.
(m)    “Purchase Price” shall mean Five Million One Hundred Thousand and No/100 Dollars ($5,100,000.00). The Purchase Price is based upon information made available to

Buyer by Seller and its representatives and is subject to change if such information is inaccurate or additional information is discovered during the Due Diligence Period.
(n)    Seller and Buyer’s Notice address
(i)    “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
GCS Stemmer Properties, LLC
c/o Ron Fleming, Manager
2043 Kinsmon Drive
Marietta, GA 30062
Email: rwfleming7@gmail.com

Copy to:    Al Soltan, M.D.
1835 Savoy Drive, Suite 300
Atlanta, GA 30341
Email: al.soltan61@gacancer.com

And to:

Morris, Manning & Martin, LLP
3343 Peachtree Road, N.E., Suite 1600
Atlanta, GA 30326
Attn: Matt Sours
Tel. No.: (404) 504-7712
Email: mjs@mmmlaw.com

(ii)    “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
Thomas P. D’Arcy
c/o American Realty Capital VII, LLC
405 Park Avenue, 14th Floor
New York, NY 10022
Tel. No.: (212) 415-6500
Email: TD’Arcy@arlcap.com
And to:
Jeremy Eichel, Esq.
c/o American Realty Capital VII, LLC
405 Park Avenue, 14th Floor
New York, NY 10022
Tel. No.: (212) 415-6551
Email: jeichel@arlcap.com

And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or cds to:

Jim Mezzanotte
c/o American Realty Capital VII, LLC
7621 Little Avenue, Suite 200
Charlotte, North Carolina 28226
Tel. No.: (704) 626-4400
Email: jmezzanotte@arlcap.com

2.    Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.
3.    Payment of Purchase Price. The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.
4.    Proration of Expenses and Payment of Costs and Recording Fees.
(a)    All real estate taxes, rollback taxes (if applicable), personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”) due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. At Closing there shall be no adjustments between Buyer and Seller for Taxes and Assessments not yet due and payable on the Closing Date unless the payment of such Taxes and Assessments under the terms of the Lease is not the obligation of the Tenant.
(b)    All rents shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing through and including the last day of the calendar month in which the Closing Date occurs and Seller being credited for rent paid by Seller under the Ground Lease attributable to the day of Closing through and including the last day of the calendar month in which the Closing Date occurs.
(c)    Seller shall pay or be charged with the following costs and expenses in connection with this transaction:
(i)100% of all Title Policy premiums, including search costs, but excluding any endorsements issued in connection with such policy other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)Transfer taxes and conveyance fees on the sale and transfer of the Property;

(iii)Broker’s commission payments, in accordance with Section 24 of this Agreement;

(iv)Any unpaid tenant improvement allowances, or outstanding rent concessions related to the Lease, whether or not due and payable, and any unpaid leasing commissions related to the initial term of the Lease; and

(v)All fees relating to the granting, executing and recording of the Assignment and Assumption of Ground Lease and the Deed for the Property and for any costs incurred in connection with the release of existing debt secured by the MOB Property and/or the Ground Lease, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.

(d)    Buyer shall pay or be charged with the following costs and expenses in connection with this transaction:
(i)Title Policy premiums for any endorsements issued in connection with such policy other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)all costs and expenses in connection with Buyer’s financing, including, without limitation, Buyer’s lender’s title insurance policy, appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and

(iii)Buyer shall pay for the cost of its own survey, Phase I environmental study and due diligence investigations.

(e)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
5.    Title. At Closing, Seller agrees to convey to Buyer indefeasible fee simple title to the MOB Property by limited warranty deed and indefeasible leasehold title to the Parking Lot Property by assignment and assumption of the Ground Lease, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).
6.    Examination of Property. Seller and Buyer hereby agree as follows:
(a)    Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent, a survey and a zoning report for the Property promptly after the date hereof. All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Buyer fails to object prior to the date that is five (5) business days prior to the expiration of the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However,

Permitted Exceptions shall not include, and Seller shall be obligated to remove of record prior to or at Closing, any mechanic’s lien or any monetary lien, fine or penalty arising through Seller or Tenant, or any deeds of trust, mortgage, or other loan documents secured by the Property or the Ground Lease or any judgments and federal and state tax liens on the MOB Property or the Ground Lease (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity reasonably acceptable to Escrow Agent). Seller shall have no obligation to cure any Title Matter objected to, except the Liens. If Seller does not provide written notice to Buyer of any objections which Seller elects not to remove or cure within five (5) business days following Seller’s receipt of Buyer’s objections, Seller shall be deemed to have elected not to cure any such objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, or Seller’s failure to give such notice within the required time period, upon which termination the Earnest Money, and all interest earned thereon, shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter materially and adversely affecting title to the Property is placed of record against the Property after the effective date of the Title Commitment and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the Closing Date, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Seller does not remove or cure such Objection within ten (10) days following Seller’s receipt of an Objection from Buyer, Buyer may terminate this Agreement, in which case the Earnest Money, together with all interest earned thereon, shall be returned to Buyer, and in the event such Objection was created, consented to or affirmatively permitted by Seller after the Effective Date, Seller shall reimburse Buyer for all reasonable out of pocket costs and expenses incurred hereunder up to $25,000.00, and upon such termination neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. The Closing Date shall be extended as necessary to allow for the full running of the time periods set forth in this Section.
(b)    Within five (5) business days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession: (i) a complete copy of all leases and ground leases affecting the Property and all amendments thereto; (ii) a copy of all surveys and site plans of the Property, including, without limitation, any as-built surveys obtained or delivered to the Tenant of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and constructions drawings for improvements located on the Property, which shall be made in electronic form, or if not available in electronic form, then at Seller’s office; (iv) a copy of Seller’s title insurance policy relating to the Property; (v) a copy of the certificate of occupancy and zoning reports for the Property and of all governmental permits and approvals; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) the operating budget and any CAM reconciliations of the Property for the current year and following year, if available; (viii) the operating statements and delinquency reports of the Property for the twenty-four (24) month period immediately preceding the Effective Date; (ix) copies of the Property’s real estate tax bills for the current and prior two (2) tax years; (x) all service contracts to which Seller is a party which affect the Property, if any; (xi) a copy of all warranties in favor of Seller relating to the improvements constructed on the Property, including without limitation any structural slab or roof warranties; (xii) a written inventory of all items of personal property to be conveyed to Buyer, if any; (xiii) updated set of Tenant financials to be provided through the Closing Date to extent reasonably available to Seller and consistent with Tenant’s reporting requirements; (xiv) a copy of all primary and secondary state licenses or regulatory permits for the Property; and (xv) a copy of any documents relating to a waiver of life safety code or physical plant requirements (collectively, the “Due Diligence Materials”). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer, to the extent within Seller’s possession, within three (3) business days following such request. Buyer acknowledges that all third party information, reports, studies and materials delivered to Buyer are without any representation or warranty by Seller. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting noninvasive soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property or the conduct of business by Tenant under the Lease or Seller under the Ground Lease; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims, damages or liabilities to the extent resulting from the activities of Buyer or Buyer’s representatives, agents, or consultants on the Property, which indemnity shall survive Closing or any termination of this Agreement, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to substantially its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Buyer and Buyer’s representatives, agents and consultants shall maintain commercial general liability insurance, including broad form property damage, with limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate, in form and substance reasonably acceptable to Seller, insuring against all liability of Buyer and Buyer’s representatives, agents and consultants, arising out of any entry on, or inspections of, the Property pursuant to the provisions hereof, and Buyer shall provide Seller with evidence of such insurance coverage before such entry, including evidence that Seller is an additional insured on such commercial general liability policy. Buyer shall not provide Seller with copies of any environmental inspection reports, soil test reports, or property inspection reports unless Seller requests copies of same in writing. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with Tenant and Ground Lessor in connection with Buyer’s due diligence. Upon signing this Agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits to the MOB Real Property and the Parking Lot Real Property. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, together with all interest earned thereon, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.

(c)    Within two (2) business days following the Effective Date, Seller shall request a waiver of any first right of refusal, right of first offer or other purchase right that any party may have to purchase the Property (and simultaneously provide Buyer with copies of such requests). Within two (2) business days following the Effective Date, Seller shall deliver to Buyer a draft of the completed Estoppel Certificate (defined below) and Ground Lease Estoppel Certificate (defined below). It shall be a condition of Closing that Seller shall have obtained a tenant and guarantor estoppel certificate certified to Buyer, its lender and their successors and assigns in the form attached hereto as Exhibit F, or to the extent the Lease explicitly requires a particular form, in the form required under the Lease (the “Estoppel Certificate”) and from the Ground Lessor in the form required attached hereto and made a part hereof as Exhibit G (the “Ground Lease Estoppel Certificate”). Seller shall promptly deliver to Buyer a photocopy or pdf file of the executed Estoppel Certificate and Ground Lease Estoppel Certificate when Seller receives the same. Notwithstanding anything to the contrary contained herein, a failure by Seller to obtain the Estoppel Certificate and/or the Ground Lease Estoppel Certificate shall not constitute a default under this Agreement by Seller.
(d)    Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements affecting the Property, as may be reasonably requested by Buyer. Notwithstanding anything to the contrary contained herein, a failure by Seller to obtain any such estoppel certificates shall not constitute a default under this Agreement by Seller.
(e)    If the fee estate in the Parking Lot Real Property is encumbered by one or more mortgages which are not subordinate to the Ground Lease, it shall be a condition of Closing that Seller shall have obtained a non-disturbance and attornment agreement from the holder of each such mortgage in form and substance reasonably acceptable to Buyer (the “NDA”). Seller and Buyer shall use good faith, reasonable efforts to obtain an NDA from such holder, in form approved by Buyer, before the expiration of the Due Diligence Period. Notwithstanding anything to the contrary contained herein, a failure by Seller to obtain the NDA shall not constitute a default under this Agreement by Seller.
(f)    On or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing if Buyer elects not to assume at Closing any of the Contracts (defined below). If Buyer does not notify Seller prior to the expiration of the Due Diligence Period that it elects not to assume any of the Contracts, Buyer shall be deemed to have accepted and agreed to assume all of the Contracts. If Buyer exercises its right not to assume one or more Contracts at Closing, Seller shall give notice of termination of such disapproved Contract(s); provided, if by the terms of the disapproved Contract Seller has no right to terminate same on or prior to Closing, Buyer shall be required at Closing to assume all obligations thereunder until the effective date of the termination; provided, further, if any fee or other compensation is due under any disapproved Contract as a result of such termination, whether payable before or after the Closing Date, Seller shall remain obligated to pay the contractor or to reimburse Buyer for the payment of the termination charge. Notwithstanding the foregoing, Seller shall, without notice from Buyer, terminate any and all property management and listing agreements prior to Closing at Seller’s sole cost and expense.

7.    Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent (that is not covered by rent loss insurance) under the Lease or Ground Lessor has a right of termination under the Ground Lease, whether or not the restoration work shall be timely completed, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $150,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the MOB Real Property or Parking Lot Real Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of written notice of such condemnation, taking or damage, upon which termination, the Earnest Money, together with all interest earned thereon, shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing, the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing, the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
8.    Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)    If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one (1) business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a), if Buyer delivers a notice to Escrow Agent and Seller stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money, together with all interest earned thereon, to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(b)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting the scope or nature of Escrow Agent’s duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
9.    Default
(a)    In the event that Buyer defaults in any of its obligations undertaken in this Agreement and provided that Seller is not in default of its obligations hereunder, Seller shall be entitled, as its sole and exclusive remedy, to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing, and such amount shall be paid to Seller as liquidated damages and as Seller’s sole remedy hereunder. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.
(b)    In the event of a default in the obligations herein taken by Seller with respect to the Property and provided that Buyer is not in default of its obligations hereunder, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money, together with all interest earned therein, shall be refunded to Buyer, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement not to exceed $50,000.00, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liabilities hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) bring a suit for specific performance provided that any suit for specific performance must be brought within sixty (60) days of Seller’s default; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to ten (10) days (the “Closing Extension Period”) to permit Seller to remedy any such default, and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said default to be remedied during the Closing Extension Period. If Seller does not remedy such default during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (i) through (iii) above, except that the term “Closing” shall read “Extended Closing.” In no event under this Section or otherwise shall Seller be liable to Buyer for any punitive, speculative or indirect consequential damages.
(c)    Nothing in this Agreement, including the terms of Sections 9(a) and (b) above, shall limit Seller’s and Buyer’s respective rights and remedies against the other with respect to the parties’ respective obligations to indemnify and hold the other party harmless pursuant to any provision contained in this Agreement.
10.    Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents:
(a)    A Limited Warranty Deed in the form attached hereto as Exhibit B (the “Deed”);
(b)    An Assignment and Assumption of Lease and Security Deposit, in the form attached hereto as Exhibit C-1;
(c)    An Assignment and Assumption of Ground Lease in the form attached hereto as Exhibit C-2;
(d)    A Bill of Sale for the Personalty, if any, in the form attached hereto as Exhibit D;
(e)    An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;
(f)    An original of the Estoppel Certificate from Tenant, dated no earlier than thirty (30) days prior to the date of Closing. The Estoppel Certificate must (i) reflect the business terms of the Lease, (ii) not reflect any defaults, (iii) be fully completed, dated and executed, and (iv) be certified to Buyer and its lender;

(g)    To the extent obtained by Seller, estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer;
(h)    A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(i)    All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;
(j)    Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;
(k)    A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller in the form attached hereto as Exhibit M;
(l)    An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;
(m)    A Letter to Tenant in form of Exhibit H-1 attached hereto, with such changes as Buyer might reasonably require;
(n)    A Letter to Ground Lessor in form of H-2 attached hereto, with such changes as Buyer might reasonably require;
(o)    A bring down certificate with respect to Seller’s representations and warranties provided herein in the form attached hereto as Exhibit N, subject to changes in facts or circumstances to make Seller’s representations and warranties factually accurate;
(p)    An original of the Ground Lease Estoppel Certificate from Ground Lessor, dated no earlier than thirty (30) days prior to the date of Closing. The Ground Lease Estoppel Certificate must (i) reflect the business terms of the Ground Lease, (ii) not reflect any defaults, (iii) be fully completed, dated and executed, and (iv) be certified to Buyer and its lender;
(q)    If applicable, an original NDA fully executed and notarized by the mortgagee of the fee estate in the Parking Lot Real Property and Ground Lessor;
(r)    Certificates of insurance or other evidence reasonably satisfactory to Buyer memorializing and confirming that Tenant is then maintaining policies of insurance of the types and in the amounts required by the Lease, which shall name Buyer and its mortgagee as additional insured parties and/or as loss payees and/or mortgagees, as appropriate, as their respective interests may appear;
(s)    All records (including originals) within Seller’s or Seller’s managing agent’s possession reasonably required for the continued operation of the Property, including but not limited to, service contracts, plans, surveys, the Lease, lease files, licenses, permits, warranties, guaranties, and records of current expenditures for repairs and maintenance; and
(t)    Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money, together with all interest earned thereon, to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b), (c), (h) and (i) above. Buyer shall have a one-time right to extend the Closing for up to thirty (30) business days upon written notice to Seller to be received by Seller on or prior to the date scheduled for the Closing. If Buyer timely exercises this right to extend, any document that Seller is obligated to provide that is “time sensitive” does not need to be provided again by Seller. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.    Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof:
(a)    Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound. The execution, delivery and performance of this Agreement does not require the consent or approval of any court, administrative or governmental authority and does not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any material agreement to which Seller is a party or the business or operations of Seller or any of its properties or assets;
(b)    Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any actual knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;
(c)    Attached hereto as Exhibit J is a true, correct and complete list of all contracts and agreements relating to the operation or maintenance of the Property to which Seller is a party (the “Contracts”). Other than the Lease, Ground Lease and the Contracts, Seller has not entered into any agreements affecting the Property which will be binding upon Buyer after the Closing;

(d)    Except for violations which have been cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have actual knowledge of any such violations;
(e)    Seller owns fee simple title to the MOB Property subject to all matters of record and Seller is the sole owner of the entire lessor’s interest in the Lease. Seller is the sole owner of the leasehold interest under the Ground Lease;
(f)    With respect to the Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease in Seller’s possession; (ii) the Lease is in full force and effect and there is no default thereunder by Seller, or to Seller’s actual knowledge, by Tenant; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; (v) Tenant is not entitled to rental concessions or abatements for any period subsequent to the scheduled date of Closing; (vi) Tenant has not prepaid any rents as of the date hereof nor has Tenant delivered a security deposit, letter of credit or other security in connection with the Lease, except as set forth on Exhibit K attached hereto; (vii) Tenant has not made any request for any assignment, transfer, or subletting in connection with all or a portion of the premises demised to Tenant which is presently pending or under consideration by Seller; (viii) all specified work required to be performed by the landlord under the Lease has been completed; (ix) Seller has not received and has no knowledge of any pending notices from Tenant electing to vacate the premises leased to Tenant or exercising any right of Tenant to terminate the Lease; and (x) Seller has heretofore billed Tenant for all fixed rent and additional rent due under the Lease as of the date hereof;
(g)    There are no occupancy rights, leases or tenancies affecting the MOB Property, other than the Lease and the subleases of the Real Property as set forth on Schedule 11(g), attached hereto and incorporated herein, or, to Seller’s knowledge, affecting the Parking Lot Property other than the Ground Lease. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any right of first refusal, right of first offer or other purchase right in favor of any person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(h)    To Seller’s actual knowledge, except as set forth in any environmental reports previously delivered by Seller to Buyer or delivered by Seller to Buyer pursuant to the terms of this Agreement, the Property is not in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority (1) concerning any petroleum product or other hazardous substance discharge or seepage at, on, around or under the Property, or migrating from the Property, in violation of any Environmental Laws or; (2) of any pending actions, suits, claims and/or proceedings claiming that

Seller, Tenant or the Property is in violation of any Environmental Laws. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller’s knowledge, there are no underground storage tanks located on the Property;
(i)    There are no warranties in effect for the Property running in favor of Seller, except those described in Exhibit I attached hereto and by this reference incorporated herein (the “Warranties”) ;
(j)    Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code;
(k)    There presently exists no unrestored casualty or condemnation affecting the Property;
(l)    With respect to the Ground Lease: (i) the Ground Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Ground Lease; (ii) the Ground Lease is in full force and effect and there is no default thereunder by Seller or, to Seller’s actual knowledge, by Ground Lessor; and (iii) no brokerage or leasing commissions or other compensation is or will be due or payable by Seller to any person, firm, corporation or other entity with respect to or on account of the current term of the Ground Lease or any extension or renewal thereof; and
(m)    The Knowledge Party has the most knowledge of the Seller parties regarding the subject matter of the representations and warranties contained herein.
The representations and warranties of Seller shall survive Closing for a period of nine (9) months.
As used throughout this Agreement, the phrases “to Seller’s actual knowledge”, “to Seller’s knowledge” or phrases of similar import shall mean, the actual, not constructive or imputed, knowledge of Ron Fleming (collectively, the “Knowledge Party”) without any obligation on his part to make any independent investigation of the matters being represented and warranted, or to make inquiry of any other persons, or to search or examine any files, records, books or correspondence. The Knowledge Party shall have no personal liability for a breach of representation or warranty set forth in this Agreement.
In the event Buyer learns, through its inspection of the Property, its review of the Due Diligence Materials or any information obtained by Buyer prior to Closing, that any of the above representations or warranties are false, misleading or inaccurate and proceeds to close the transaction contemplated in this Agreement, such representations or warranties shall be deemed modified to reflect Buyer’s knowledge, and Buyer shall have no recourse against Seller relating to such representations and warranties, but only to the extent the untruthfulness of Seller’s representations or warranties is not due to an intentional misrepresentation by Seller as of the Effective Date of this Agreement.

12.    Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:
(a)    Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
The representations and warranties of Buyer shall survive Closing for a period of nine (9) months.
13.    Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:
(a)    Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;
(b)    Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy for the MOB Property and a current ALTA leasehold form of title insurance policy for the Parking Lot Property, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property and the Improvements (including any beneficial easements) in the amount of the Purchase Price (or such lesser amount of the Purchase Price allocable to the Property), dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s indefeasible title in fee simple to the MOB Real Property and in the leasehold interest in the Parking Lot Property and the Improvements and otherwise in such form and with such endorsements as provided in the Title Commitment(s) approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);
(c)    Tenant shall be in possession of the premises demised under the Lease, open for business to the public and paying full and unabated rent under the Lease, and shall not have assigned the Lease or sublet the MOB Property (except as set forth in Schedule 11(g));
(d)    The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing; and
(e)    Seller shall have delivered to Buyer a written waiver by any party of any right of first refusal, right of first offer or other purchase option that such party has to purchase the Property from Seller.
In the event the conditions precedent set forth above in Section 13(b), (c) and/or (e) have not been satisfied at Closing, Buyer may, in its sole discretion, elect to: (i) either terminate this Agreement in its entirety by delivering notice to Seller on or before the Closing Date, in which case, Escrow Agent shall refund the Earnest Money to Buyer, and neither party shall have any further rights or obligations hereunder expect as expressly provided herein, or (ii) waive such non-satisfaction of such condition(s) precedent and proceed to close the transaction contemplated by this Agreement. In the event the conditions precedent set forth above in Section 13(a) and/or (d) have not been satisfied at Closing, Buyer may, in its sole discretion, elect to: (i) either terminate this Agreement in its entirety by delivering notice to Seller on or before the Closing Date, in which case, Escrow Agent shall refund the Earnest Money to Buyer, and neither party shall have any further rights or obligations hereunder expect as expressly provided herein, (ii) proceed to enforce its rights or remedies set forth in Section 9(b) of this Agreement, or (iii) waive such non-satisfaction of such condition(s) precedent and proceed to close the transaction contemplated by this Agreement; provided, however that if a failure of a representation or warranty occurs due to a change in facts or circumstances beyond Seller’s control, Buyer shall only be entitled to elect between (i) and (iii) above.
14.    Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:
(a)    Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 4 hereof; and
(b)    Buyer shall deliver to Seller on or before the Closing the items required in Section 10 above
(c)    The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
In the event the conditions precedent set forth above in Section 14(a), (b) and/or (c) have not been satisfied at Closing, Seller may, in its sole discretion, elect to: (i) either terminate this Agreement in its entirety by delivering notice to Seller on or before the Closing Date, in which case, Escrow Agent shall pay the Earnest Money to Seller, and neither party shall have any further rights or obligations hereunder expect as expressly provided herein, or (ii) waive such non-satisfaction of such condition(s) precedent and proceed to close the transaction contemplated by this Agreement.
15.    Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.    Seller Covenants. Seller agrees that it: (a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and managed the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion: (i) amend the Lease or the Ground Lease in any manner, or enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of the Lease or of the Ground Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Lease or the Ground Lease or release any guarantor of or security for the Lease unless required by the express terms of such Lease; and/or (iv) cause or consent to an alteration of the premises demised under the Lease or the Ground Lease (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not
17.    Intentionally Deleted.
18.    Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.
19.    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

20.    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
21.    No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as set forth in this Agreement or the documents delivered by Seller in connection with the Closing (the “Closing Documents”), neither Seller nor anyone acting or claiming to act for or on behalf of Seller, has made any representations, warranties, promises or statements to Buyer concerning the Property. Buyer further acknowledges and agrees that all matters relating to the Property will be independently verified by Buyer to its full satisfaction within the time provided under this Agreement or the Closing Documents, that, except as to Seller's representations, warranties and covenants contained in this Agreement or the Closing Documents, Buyer will be acquiring the Property based solely upon and in reliance on its own inspections, analyses and conclusions, and that if Buyer acquires the Property, it will acquire the Property in the Property's “AS-IS” condition and “AS-IS” state of repair inclusive of all faults and defects, whether latent or patent, or known or unknown, including, but not limited to, the presence of any hazardous substances located at or migrating from the Property. Buyer acknowledges that, except as set forth in this Agreement or the Closing Documents, Seller does not make any representations or warranties with respect to any environmental condition at, on, under or about the Property, including the presence of hazardous substances located at, on under or about the Property.
22.    Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.
23.    Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.
24.    Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.
25.    Assignment. Buyer may assign its rights under this Agreement to Approved Assignee, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder. Buyer is entering into this Agreement for and on behalf of a related special purpose entity titled ARHC DMDCRGA01, LLC (“Approved Assignee”) and intends to assign Approved Assignee its rights hereunder prior to Closing. Except as otherwise set forth in this Section 25, Buyer may not assign this Agreement without Seller’s consent, which may be withheld in Seller’s sole discretion.
26.    Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s reasonable attorneys’ fees and disbursements and court costs incurred in such action.
27.    Time of the Essence. Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.
28.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.

29.    Confidentiality. Prior to Closing, all Due Diligence Materials and property information or any other information, other than matters of public record, furnished to Buyer, or obtained through inspection of the Property by Buyer, its affiliates, lenders, consultants, employees, agents or contractors relating to the Property, will be treated by Buyer, its affiliates, lenders, employees, agents, contractors, its investors and their employees, agents and consultants as confidential, and will not be disclosed to anyone other than on a need-to-know basis to Buyer’s consultants, lenders, employees, agents, contractors, investors and their employees, agents and consultants who agree to maintain the confidentiality of such information.
30.    Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:	SELLER:

American Realty Capital VII, LLC, a Delaware limited liability company	GCS Stemmer Properties, LLC, a Georgia limited liability company
By: AR Capital, LLC, its sole member	By: /s/ Ronald W. Fleming Name: Ronald W. Fleming Title: Manager

By: /s/ William Kahane	Date: June 6, 2015
Name: William Kahane Title: Manager
Date: June 5, 2015

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.
ESCROW AGENT:
STEWART TITLE GUARANTY COMPANY
By:     /s/ Annette M. Comer
Name:    Annette M. Comer
Title:     Vice President
Date:     June 8, 2015

EXHIBITS
Exhibit A-1    -    MOB Real Property
Exhibit A-2    -    Parking Lot Real Property
Exhibit B    -    Form of Limited Warranty Deed
Exhibit C-1    -    Assignment and Assumption of Lease and Security Deposit
Exhibit C-2    -    Assignment and Assumption of Ground Lease
Exhibit D    -    Form of Bill of Sale
Exhibit E    -    Form of Assignment of Contracts, Permits, Licenses and Warranties
Exhibit F    -    Form of Estoppel Certificate
Exhibit G    -    Form of Ground Lease Estoppel Certificate
Exhibit H-1    -    Form of Notice to Tenant
Exhibit H-2    -    Form of Notice to Ground Lessor
Exhibit I    -    Warranties
Exhibit J    -    Contracts
Exhibit K    -    Prepaid Rents and Security Deposits
Exhibit L    -    [Intentionally Omitted]
Exhibit M    -    Non-Foreign Person Affidavit
Exhibit N    -    Seller’s Bring Down Certificate

SCHEDULES

Schedule 11(g)-    Subleases

EXHIBIT A-1
LEGAL DESCRIPTION OF MOB REAL PROPERTY

ALL THAT TRACT OR PARCEL OF LAND LYING OR BEING IN LAND LOT 145 OF THE 18TH LAND DISTRICT, DEKALB COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING FROM THE INTERSECTION OF THE NORTHERLY RIGHT-OF-WAY LINE OF LAWRENCEVILLE HIGHWAY (ALSO KNOWN AS U.S. HIGHWAY 29, AND ALSO KNOWN AS GEORGIA HIGHWAY 8) (HAVING A VARIABLE WIDTH RIGHT-OF-WAY) AND THE WESTERLY RIGHT-OF-WAY LINE OF SPRUCE VALLEY ROAD (HAVING A FIFTY FOOT WIDE RIGHT-OF-WAY) IF THE RIGHT-OF-WAY LINES WERE EXTENDED TO FORM A POINT OF INTERSECTION RATHER THAN A MITER, AND ALONG SAID NORTHERLY RIGHT-OF-WAY LINE OF LAWRENCEVILLE HIGHWAY THE FOLLOWING FOUR COURSES AND DISTANCES: ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 6,573.49 FEET, AN ARC LENGTH OF 5.44 FEET, BEING SUBTENDED BY A CHORD BEARING SOUTH 62 DEGREES 19 MINUTES 56 SECONDS WEST AND A CHORD DISTANCE OF 5.44 FEET TO A POINT; THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 6,573.49 FEET, AN ARC LENGTH OF 241.54 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 61 DEGREES 15 MINUTES 22 SECONDS WEST AND A CHORD DISTANCE OF 241.53 FEET TO A POINT; THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 6,549.87 FEET, AN ARC LENGTH OF 72.18 FEET, BEING SUBTENDED BY A CHORD BEARING SOUTH 60 DEGREES 31 MINUTES 15 SECONDS WEST AND A CHORD DISTANCE OF 72.18 FEET TO A POINT; THENCE NORTH 27 DEGREES 47 MINUTES 25 SECONDS WEST A DISTANCE OF 11.94 FEET TO AN IRON PIN SET AT THE **TRUE POINT OF BEGINNING**; THENCE FROM THE TRUE POINT OF BEGINNING AS THUS ESTABLISHED AND ALONG THE SAID NORTHERLY RIGHT-OF-WAY LINE OF LAWRENCEVILLE HIGHWAY THE FOLLOWING TWO COURSES AND DISTANCES: ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 6,511.18 FEET, AN ARC LENGTH OF 168.81 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 61 DEGREES 32 MINUTES 26 SECONDS WEST AND A CHORD DISTANCE OF 168.80 FEET TO A POINT; THENCE SOUTH 62 DEGREES 17 MINUTES 00 SECONDS WEST A DISTANCE OF 81.35 FEET TO A IRON PIN SET (ONE HALF INCH REBAR); THENCE DEPARTING THE SAID NORTHERLY RIGHT-OF-WAY LINE OF LAWRENCEVILLE HIGHWAY NORTH 27 DEGREES 41 MINUTES 37 SECONDS WEST A DISTANCE OF 175.96 FEET TO A POINT; THENCE SOUTH 62 DEGREES 02 MINUTES 22 SECONDS WEST A DISTANCE OF 99.93 FEET TO A IRON PIN FOUND (ONE HALF INCH REBAR); THENCE NORTH 27 DEGREES 41 MINUTES 53 SECONDS WEST A DISTANCE OF 80.05 FEET TO A IRON PIN FOUND (ONE INCH OPEN TOP PIPE); THENCE NORTH 62 DEGREES 04 MINUTES 24 SECONDS EAST A DISTANCE OF 99.78 FEET TO A IRON PIN

A-1

FOUND (ONE HALF INCH REBAR); THENCE NORTH 62 DEGREES 04 MINUTES 49 SECONDS EAST A DISTANCE OF 250.05 FEET TO A IRON PIN FOUND (ONE HALF INCH REBAR); THENCE SOUTH 27 DEGREES 40 MINUTES 29 SECONDS EAST A DISTANCE OF 84.94 FEET TO A IRON PIN SET (ONE HALF INCH REBAR); THENCE SOUTH 27 DEGREES 47 MINUTES 25 SECONDS EAST A DISTANCE OF 169.71 FEET TO THE **TRUE POINT OF BEGINNING**.

SAID TRACT OR PARCEL OF LAND CONTAINS 1.652 ACRES (BEING 71,963 SQUARE FEET), INCLUDING ALL EASEMENTS.

AND

ALL THAT TRACT OR PARCEL OF LAND LYING OR BEING IN LAND LOT 145 OF THE 18TH LAND DISTRICT, DEKALB COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING FROM THE INTERSECTION OF THE NORTHERLY RIGHT-OF-WAY LINE OF LAWRENCEVILLE HIGHWAY (ALSO KNOWN AS U.S. HIGHWAY 29 AND ALSO KNOWN AS GEORGIA HIGHWAY 8) (HAVING A VARIABLE WIDTH RIGHT-OF-WAY) AND THE WESTERLY RIGHT-OF-WAY LINE OF SPRUCE VALLEY ROAD (HAVING A FIFTY FOOT WIDE RIGHT-OF-WAY) IF THE RIGHT-OF-WAY LINES WERE EXTENDED TO FORM A POINT OF INTERSECTION RATHER THAN A MITER, AND ALONG SAID NORTHERLY RIGHT-OF-WAY LINE OF LAWRENCEVILLE HIGHWAY THE FOLLOWING SEVEN COURSES AND DISTANCES: ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 6,573.49 FEET, AN ARC LENGTH OF 5.44 FEET, BEING SUBTENDED BY A CHORD BEARING SOUTH 62 DEGREES 19 MINUTES 56 SECONDS WEST AND A CHORD DISTANCE OF 5.44 FEET TO A POINT; THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 6,573.49 FEET, AN ARC LENGTH OF 241.54 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 61 DEGREES 15 MINUTES 22 SECONDS WEST AND A CHORD DISTANCE OF 241.53 FEET TO A POINT; THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 6,549.87 FEET, AN ARC LENGTH OF 72.18 FEET, BEING SUBTENDED BY A CHORD BEARING SOUTH 60 DEGREES 31 MINUTES 15 SECONDS WEST AND A CHORD DISTANCE OF 72.18 FEET TO A POINT; THENCE NORTH 27 DEGREES 47 MINUTES 25 SECONDS WEST A DISTANCE OF 11.94 FEET TO AN IRON PIN SET; THENCE ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 6,511.18 FEET, AN ARC LENGTH OF 168.81 FEET, BEING SUBTENDED BY A CHORD BEARING OF SOUTH 61 DEGREES 32 MINUTES 26 SECONDS WEST AND A CHORD DISTANCE OF 168.80 FEET TO A POINT; THENCE SOUTH 62 DEGREES 17 MINUTES 00 SECONDS WEST A DISTANCE OF 81.35 FEET TO A IRON PIN SET (ONE HALF INCH REBAR); THENCE SOUTH 27 DEGREES 41 MINUTES 37 SECONDS EAST A DISTANCE OF 11.81 FEET TO A IRON PIN SET (ONE HALF INCH REBAR) AT THE **TRUE POINT OF BEGINNING**; THENCE FROM THE

2

3

EXHIBIT A-2
LEGAL DESCRIPTION OF PARKING LOT REAL PROPERTY

A-2

EXHIBIT B
FORM OF LIMITED WARRANTY DEED
[Subject to Local Counsel Review]
This document prepared by:
___________________________
___________________________
___________________________
___________________________
After recording return to:
ARHC DMDCRGA01, LLC
American Realty Capital Healthcare Trust III, Inc.
7621 Little Avenue, Suite 200
Charlotte, NC 28226
Attention: Erin Corbett

Tax Parcel No. ______________________________
LIMITED WARRANTY DEED
THIS INDENTURE, made on the _____ day of ______________, 2015, by GCS Stemmer Properties, LLC, a Georgia limited liability company ("Grantor"), to ARHC DMDCRGA01, LLC, a Delaware limited liability company, whose address is 106 York Road, Jenkintown, PA 19046 ("Grantee")
W I T N E S S E T H:
THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which are hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of DeKalb, State of Georgia, and more fully described on Exhibit “A” attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon and (a) all right, title and interest, if any, of Grantor in and to any streets and roads abutting the above described premises to the center lines thereof and (b) the appurtenances and all the estate and rights of Grantor in and to said premises.
TO HAVE AND TO HOLD the premises aforesaid, with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that, subject to the matters set forth on Exhibit “B” attached hereto and incorporated by reference, Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee’s successors and assigns, against the lawful claims and demands, of all persons claiming by, under or through Grantor, but not otherwise.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Grantor has executed this Limited Warranty Deed the day and year first above written.

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My commission expires: [NOTARY SEAL]	GRANTOR: GCS Stemmer Properties, LLC, a Georgia limited liability company By: ___________________________ Name: ___________________________ Title: ___________________________

Exhibit "A"

EXHIBIT C-1
FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSIT
GCS Stemmer Properties, LLC, a Georgia limited liability company ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ARHC DMDCRGA01, LLC, a Delaware limited liability company ("Assignee"), all of Assignor's right, title and interest in and to that certain [Lease Agreement], dated as of [DATE], by and between [Assignor], as landlord, and [TENANT], a [ENTITY TYPE], as tenant (as amended from time to time, the “Lease”), including any and all security deposits under the Lease.
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor or landlord under and by virtue of the Lease arising or accruing prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor or landlord under and by virtue of the Lease arising or accruing on and after the date of this Assignment.
[SIGNATURE PAGE FOLLOWS]

C-1-1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2015, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR: GCS Stemmer Properties, LLC, a Georgia limited liability company By: Name: Title:	ASSIGNEE: ARHC DMDCRGA01, LLC, a Delaware limited liability company By: Name: Title:

C-1-2

EXHIBIT C-2
FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE (GROUND LEASE)
This document prepared by:
(and return to :)
___________________________
___________________________
___________________________
___________________________
GCS Stemmer Properties, LLC, a Georgia limited liability company ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ARHC DMDCRGA01, LLC, a Delaware limited liability company ("Assignee"), all of Assignor's right, title and interest in and to that certain Ground Lease Agreement, dated as of November 16, 2007, by and between Redd Investments, LLC, a Georgia limited liability company (“Ground Lessor”), as landlord, and Assignor, as tenant (the “Lease”), a memorandum of which was recorded on [_____________ ___, ______] as document [______________________________] in the [______________________________], covering that certain real property described on Exhibit A attached hereto and incorporated herein, including any and all security deposits under the Lease.
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessee or tenant under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessee or tenant under and by virtue of the Lease on and after the date of this Assignment.
[SIGNATURE PAGE FOLLOWS]

C-2-1

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2015, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My commission expires: [NOTARY SEAL]	ASSIGNOR: GCS Stemmer Properties, LLC, a Georgia limited liability company By: ___________________________ Name: ___________________________ Title: ___________________________

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My commission expires: [NOTARY SEAL]	ASSIGNEE: ARHC DMDCRGA01, LLC, a Delaware limited liability company By: ___________________________ Name: ___________________________ Title: ___________________________

C-2-2

Exhibit "A"

C-2-3

EXHIBIT D
FORM OF BILL OF SALE
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GCS Stemmer Properties, LLC, a Georgia limited liability company, having an address at ____________________________ (“Seller”), hereby bargains, sells, conveys and transfers to ARHC DMDCRGA01, LLC, a Delaware limited liability company (“Buyer”), all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of Georgia, as more particularly described on Schedule A attached hereto and made a part hereof.
Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.
[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2015.
SELLER:
GCS Stemmer Properties, LLC, a Georgia limited liability company
By:
Name:
Title:
SCHEDULE A TO BILL OF SALE

EXHIBIT E
FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES
THIS ASSIGNMENT, made as of the ___ day of ________, 2015, by GCS Stemmer Properties, LLC, a Georgia limited liability company (“Assignor”), to ARHC DMDCRGA01, LLC, a Delaware limited liability company (“Assignee”).
W I T N E S S E T H:
WHEREAS, by Agreement for Purchase and Sale, having an effective date of ________ ___, 2015, between Assignor and American Realty Capital VII, LLC, as predecessor-in-interest to Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at 2712 Lawrenceville Highway, Decatur, Georgia 30033 (the “Property”); and
WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in the contracts described on Exhibit A attached hereto and made a part hereof, and the permits, licenses and warranties held by Assignor in connection with the Property (collectively, the “Contracts”).
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.
This Assignment shall be governed by the laws of the State of Georgia, applicable to agreements made and to be performed entirely within said State.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.
ASSIGNOR:

GCS Stemmer Properties, LLC, a Georgia limited liability company

By:
Name:
Title:

EXHIBIT A

Assigned Contracts

None

EXHIBIT F
FORM OF ESTOPPEL CERTIFICATE
The undersigned hereby certifies to ARHC DMDCRGA01, LLC, a Delaware limited liability company (“Buyer”), and KeyBank National Association (“Lender”) and their respective successors and assigns as follows:
1.    The undersigned is the tenant under that certain [Lease Agreement], dated as of [DATE], by and between [GCS Stemmer Properties, LLC, a Georgia limited liability company] (“Landlord”), as landlord, and [___________], a [ENTITY TYPE] (“Tenant”), as tenant, as amended by that certain [First Amendment to Office Lease by and between Landlord and Tenant, dated as of [_________] (collectively, the “Lease”)], pursuant to which Tenant leases certain premises, consisting of 20,800 rentable square feet, at that real property located at 2712 Lawrenceville Highway, Decatur, Georgia 30033 (the “Premises”).
2.    Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.
3.    The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.
4.    Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.
5.    The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The Rent Commencement Date was __________ __, ____. Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease except as follows:
6.    Tenant has no outstanding options or rights to renew or extend the term of the Lease, except as follows: ________________ (if none, please state “none”). Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises.
7.    The [Base Annual Rent] payable under the Lease is $____________ ($_________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: (a) from ___________, 20__ to and including ______________, 20__, the Base Annual Rent shall be $_______ ($_______ monthly); (b) from ___________, 20___ to and including ____________, 20___ the Base Annual Rent shall be $________ ($________ monthly); [and from __________, 20__ to and including __________, 20___ the Base Annual Rent shall be $_________ ($__________ monthly)]. Such rent has been paid through and including the month of ____________, 2015. Additional rent under the Lease has been paid through and including the month of __________, 2015. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.
8.    Tenant's security deposit, if any, is $_________________ (if none, please state “none”).
9.    No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the actual knowledge of Tenant, Landlord under the Lease. Tenant has no actual knowledge of any existing defenses or offsets against the enforcement of the Lease by Landlord.
10.    (a)    All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.
(b)    Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and to Tenant’s actual knowledge, no off set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.
11.    All licenses necessary for using and operating the Premises as a [medical building] are held by Tenant and are in full force and effect.
12.    No voluntary actions or, to Tenant’s best knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.
13.    This Certificate is delivered to induce Buyer to acquire the fee simple interest in the Premises and Lender to provide certain financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.
[SIGNATURE PAGE FOLLOWS]

The undersigned is duly authorized to execute this Certificate on behalf of Tenant.
Dated: ____________, 2015
TENANT:
____________________, a ________________
By:______________________
Name:
Title:

EXHIBIT G
FORM OF GROUND LEASE ESTOPPEL CERTIFICATE
GROUND LESSOR ESTOPPEL CERTIFICATE
(“Estoppel”)

____________________ ___, 2015

American Realty Capital VII, LLC and
ARHC DMDCRGA01, LLC (individually and collectively, “Purchaser”)
106 York Road
Jenkintown, PA 19046

Re:    [ADDRESS OF GROUND LEASED PROPERTY], as more particularly             described on Exhibit A attached hereto and made a part hereof (the “Property”)

Ladies and Gentlemen:

The undersigned, Redd Investments, LLC, a Georgia limited liability company (together with its successors and assigns, “Lessor”), as landlord under that certain Ground Lease Agreement, dated as of November 16, 2007, by and between Lessor and GCS Stemmer Properties, a Georgia limited liability company (together with its successors and assigns, “Tenant”), as tenant (the “Lease”), as evidenced by that certain Memorandum of Ground Lease dated November 1, 2007, and filed in Deed Book 20453, Page 676, Clerk of Superior Court, DeKalb County, Georgia, which covers the Property, hereby warrants, represents, agrees and certifies to Purchaser and any lender, mortgagee or beneficiary under a deed of trust, and their successors and assigns as follows, as of the date hereof:
1.Lessor is the fee owner of the Property. Lessor has not encumbered or mortgaged its fee interest in the property[, except to _______________]. Tenant is the tenant under the Lease and to Lessor’s actual knowledge is the owner of the leasehold estate in the Property.
2.The Lease is in full force and effect. There are no other agreements other than the Lease, whether oral or written, between Tenant and Lessor concerning the Property.
3.There have been no amendments, assignments or modifications of the Lease except as set forth on Exhibit B.
4.The current rent payable under the Lease is $____________ per annum, payable in _____ installments, and has been paid in full through ______________. The monthly common area or other charges are $___________. No rent or other charge due from Tenant to Lessor is overdue.
5.The term of the Lease commenced on _____________ and expires on ______________ (the “Term”), subject to the right to extend the Term of the Lease for _____ additional periods of _____ years each.
6.Lessor has not delivered or received any notices of default under the Lease, and, to Lessor’s actual knowledge, there is no material default by Tenant or Lessor under the Lease, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a material default thereunder.
7.Any improvements required by the terms of the Lease to be made by Tenant have been completed to the satisfaction of Lessor and any improvements required by the terms of the Lease to be made by Lessor have been completed to the satisfaction of Tenant. Tenant’s current use and operation of the Property complies with any use covenants or operating requirements contained in the Lease. Lessor has not received written notice of any pending eminent domain proceedings or other governmental actions or any judicial actions of any kind against Lessor’s interest in the Property.
8.The Lease is freely assignable by Tenant without the consent of Lessor.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
IN WITNESS WHEREOF, the undersigned has caused this Estoppel to be executed as of the day and year first above written.
LESSOR:

REDD INVESTMENTS, LLC,
a Georgia limited liability company

By:________________________
Name:
Title:
Exhibit A

Legal Description of Property

Exhibit B

Amendments to Lease

EXHIBIT H-1
FORM OF NOTICE TO TENANT
________________ ___, 2015
TO:    [INSERT TENANT’S NOTICE ADDRESS FROM LEASE]
Re:    Notice of Change of Ownership of 2712 Lawrenceville Highway, Decatur, Georgia 30033
Ladies and Gentlemen:
YOU ARE HEREBY NOTIFIED AS FOLLOWS:
That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the leasehold estate in the above-described property (the “Property”) to ARHC DMDCRGA01, LLC, a Delaware limited liability company (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.
Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:
ARHC DMDCRGA01, LLC
c/o American Realty Capital Healthcare Trust III, Inc.
7621 Little Avenue, Suite 200
Charlotte, North Carolina 28226
Attention: Regional Asset Manager

With a copy to:
ARHC DMDCRGA01, LLC
c/o American Realty Capital Healthcare Trust III, Inc.
405 Park Avenue, 14th Floor
New York, NY 10022
Attention: General Counsel
You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

GCS Stemmer Properties, LLC, a Georgia limited liability company

By:
Name:
Title:

EXHIBIT H-2
FORM OF LETTER TO GROUND LESSOR
_______________ ____, 2015
TO:    Redd Investments, LLC
______________________
______________________
______________________

Re:    Ground Lease Agreement, dated as of November 16, 2007, by and between Redd Investments, LLC, a Georgia limited liability company (“Lessor”), as landlord, and the undersigned     (together with its successors and assigns, “Tenant”), as tenant, (the “Lease”)
Ladies and Gentlemen:
YOU ARE HEREBY NOTIFIED AS FOLLOWS:
That as of the date hereof, the undersigned has assigned all of its right, title and interest as tenant under the Lease to ARHC DMDCRGA01, LLC, a Delaware limited liability company (the “New Tenant”), together with any security deposits or letters of credit held thereunder.
Accordingly, New Tenant is the tenant under the Lease and future notices and correspondence with respect to the Lease should be made to the New Tenant at the following address:
ARHC DMDCRGA01, LLC
c/o American Realty Capital Healthcare Trust III, Inc.
7621 Little Avenue, Suite 200
Charlotte, NC 28226
Attention: Regional Asset Manager

With a copy to:
ARHC DMDCRGA01, LLC
c/o American Realty Capital Healthcare Trust III, Inc.
405 Park Avenue, 14th Floor
New York, NY 10022
Attention: General Counsel

In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Tenant as an additional insured thereunder and promptly provide New Tenant with evidence thereof.
Very truly yours,

GCS Stemmer Properties, LLC,
a Georgia limited liability company

By:
Name:
Title:
EXHIBIT I
WARRANTIES
Verisco Total Roofing System Warranty, Warranty No. 1053218, Warranty expiration date July 16, 2029.
EXHIBIT J
CONTRACTS
None
EXHIBIT K
PREPAID RENTS AND SECURITY DEPOSITS
None
EXHIBIT L
[INTENTIONALLY OMITTED]

EXHIBIT M
NON-FOREIGN PERSON AFFIDAVIT

THIS AFFIDAVIT is made this _____ day of ________________, 20__ by GCS Stemmer Properties, LLC, a Georgia limited liability company (the “Transferor”), for the benefit of ARHC DMDCRGA01, LLC, a Delaware limited liability company (“Transferee”).
Section 1445(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee that withholding of tax is not required upon the disposition by Transferor of an interest in the Property described on Exhibit “A” hereto, the undersigned hereby certifies the following on behalf of Transferor:
(i)Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate or other foreign person (as those terms are defined in the Code and Income Tax Regulations);
(ii)    Transferor’s U.S. Employer Identification Number or Social Security Number, as applicable, is [_________]; and
(iii)    Transferor’s address is [SELLERS ADDRESS].
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, the undersigned declares that he has examined this certification and, to the best of his knowledge and belief, it is true, correct and complete, and the undersigned further declares that he has authority to sign this document on behalf of Transferor.
TRANSFEROR:

GCS Stemmer Properties, LLC,
a Georgia limited liability company

By:
Name:
Title:

Exhibit A

EXHIBIT N
SELLER’S BRING DOWN CERTIFICATE

Reference is made to that certain Agreement for Purchase and Sale of Real Property having an effective date of May ____, 2015 (the “Agreement”) by and between AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company, predecessor-in-interest to ARHC DMDCRGA01, LLC, a Delaware limited liability company (“Buyer”), and GCS Stemmer Properties, LLC, a Georgia limited liability company (“Seller”). Pursuant to Section 10(o) of the Agreement, Seller hereby certifies to Buyer that all of Seller’s representations and warranties contained in Section 11 of the Agreement are true and correct in all material respects as of the date hereof.
Dated: ________ ___, 2015.
GCS Stemmer Properties, LLC,
a Georgia limited liability company

By:
Name:
Title:

SCHEDULE 11(g)
SUBLEASES

1.
That certain Sublease Agreement dated as of August 1, 2005, by and between Georgia Cancer Specialists I, P.C., a Georgia professional corporation, successor in interest to Cancer Specialists of Georgia, P.C., as sublandlord, and Therapeutic Solutions, Inc. a Georgia corporation, as subtenant.

2.
That certain Landlord Consent and Sublease Agreement dated as of July 1, 2011, by and between Georgia Cancer Specialists I, P.C., a Georgia professional corporation, as sublandlord, Longleaf Hospice, LLC, a Georgia limited liability company, as subtenant, and GCS Stemmer Properties, a Georgia limited liability company, as prime landlord, as amended by that certain Landlord Consent and Amendment to Sublease Agreement dated as of June 1, 2012.

3.
That certain Sublease Agreement dated as of December __, 2012, by and between Georgia Cancer Specialists I, P.C., a Georgia professional corporation, as sublandlord, and Northside Hospital, Inc., a Georgia non-profit corporation, as subtenant, as amended by that certain First Amendment to Sublease Agreement, dated April 1, 2013, as amended by that certain Second Amendment to Sublease Agreement dated July 8, 2013, as amended by that certain Third Amendment to Sublease Agreement dated December 12, 2014..

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